Exhibit 10.3

CONSULTING AGREEMENT FOR NON-EMPLOYEE CHIEF EXECUTIVE OFFICER

This CONSULTING AGREEMENT (this “Agreement”) dated July 1st, 2024, is made and entered into between Raise AI Technologies Inc (a British Columbia, Canada Corporation) (the “Company”), and 1254044 BC LTD. (the “Consultant”).

WHEREAS, the Company desires to engage the Consultant to provide certain consulting services described on Exhibit A (the “Services”) to the Company pursuant to the terms and conditions of this Agreement;

WHEREAS, the Consultant has designated Sagar Sanghera, Director of the Consultant (the “Designee”), to perform the Services as non-employee Chief Executive Officer and Chairman of the Board.

WHEREAS, the Board of Directors of the Company (the “Board”) has appointed the Designee, to serve as the Chairman of the Board and Chief Executive Officer of the Company, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Designee has the necessary skills and qualifications to serve as the Chairman of the Board and Chief Executive Officer and has agreed to serve as such, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.	Independent Consultant. During the term of this Agreement, Consultant will perform the Services in a diligent and professional matter, and in compliance with all applicable laws and regulations. The Company, through the action of its Board, hereby engages the Consultant, and the Consultant will serve the Company, as a consultant. During the term of this Agreement, the Designee will serve as the non-employee chief executive officer (“CEO”) of the Company and the chairman of the board of directors of the Company (“Chairman”). The Company confirms that the Designee has been duly appointed as the CEO and Chairman and will remain as an executive officer of the Company and Chairman during the term of this Agreement.

2.	Duties, Term, and Compensation. The Consultant’s term of engagement, compensation and provisions for payment thereof are detailed in the attached Exhibit B, which may be amended in writing from time to time by the Consultant and agreed to by the Company, and which collectively are hereby incorporated by reference.

3.	Expenses. The Company will reimburse the Consultant for all reasonable business expenses incurred in the performance of its duties under this Agreement, in accordance with the Company’s expense reimbursement policy, provided that the Consultant submits appropriate supporting documentation. Reimbursement will be made within thirty (30) days of the Company’s receipt of such documentation.

4.	Confidentiality. The Consultant acknowledges that during the engagement it will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and product processes, methods, customer lists, accounts and procedures. The Consultant agrees that it will not disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Consultant or otherwise coming into the Consultant’s possession, shall remain the exclusive property of the Company. The Consultant shall not retain any copies of the foregoing without the Company’s prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Consultant shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in its possession or under its control. The Consultant confirms that all restrictions in Section 4 are reasonable and valid, and any defenses to the strict enforcement thereof by the Company are waived by the Consultant. The provisions of this Section shall survive any termination of this Agreement.

5.	Conflicts of Interest; Performance of Duties. The Consultant represents that it is free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between the Consultant, any of its personnel or owners and any third party. Further, the Consultant, in rendering the Services, shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which it does not have a proprietary interest.

6.	Other Business Activities: The Consultant agrees that it or any of its personnel or owners are not, and during the Term of this Agreement shall not be, engaged or employed in any business, trade, profession, or other activity that would create a conflict of interest with the Company. If any such actual or potential conflict arises during the Term of this Agreement, the Consultant shall immediately notify the Company in writing. If the Company determines, in its sole discretion, that the conflict is material, the Company may terminate the Agreement immediately upon written notice in accordance with provisions under “Term” under Exhibit B.

7.	Indemnification and D&O Insurance: The Consultant shall be solely responsible for all applicable taxes and statutory remittances in respect of compensation received under this Agreement and for compliance with all Canadian statutes, regulations, and requirements governing its business. The Consultant shall indemnify and hold harmless the Company from and against any liability for, or assessment of, any claims or penalties with respect to such taxes, remittances, pension or employment insurance contributions required under Canadian law. The Company shall defend and indemnify the Designee for acts undertaken as Chief Executive Officer and Chairman of the Board to the fullest extent permitted under the British Columbia Business Corporations Act (“BCBCA”), provided such actions are taken in good faith in the course and scope of their duties. The Company confirms it maintains directors and officers liability insurance covering the Designee during the term of this Agreement and will continue to do so. The rights to indemnification shall survive termination of this Agreement.

8.	Independent Contractor. This Agreement shall not render the Consultant or the Designee an employee, partner, agent of, or joint venturer with the Company for any purpose. The Consultant is and shall remain an independent contractor in its relationship with the Company. The Consultant is solely responsible for the payment and remittance of all applicable federal and provincial taxes (including without limitation GST/HST, if applicable), statutory remittances, and for compliance with all tax and regulatory obligations under Canadian law. The Consultant shall invoice the Company for services rendered, and the Company shall make all payments against such invoice. The Consultant acknowledges and agrees that the Company will not issue a T4A or similar slip of remuneration for the Consultant, and the Consultant shall have no claim against the Company for employment benefits, including vacation pay, sick leave, Canada Pension Plan contributions, Employment Insurance, Workers’ Compensation, health or disability benefits, or any other statutory or non-statutory employment benefits. The Consultant agrees to indemnify and hold harmless the Company from and against any assessments, losses, or penalties actually incurred by the Company arising from the Consultant’s failure to remit any required taxes or other charges.

9.	Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

10.	Choice of Law. The laws of British Columbia, Canada shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of

11.	Arbitration. Any controversies arising out of the terms of this Agreement or its interpretation shall be settled by a single arbitrator in Vancouver, British Columbia, in accordance with the rules of the Vancouver International Arbitration Centre (VanIAC), and the judgment upon award may be entered in any court having jurisdiction thereof.

12.	Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

13.	Waiver. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

14.	Assignment. The Consultant shall not assign any of its rights under this Agreement or delegate the performance of any of its duties hereunder, except as set forth herein, without the prior written consent of the Company.

15.	Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given and received (a) when personally delivered or delivered by courier, (b) on the third business day after mailing by registered or certified mail, postage prepaid, return receipt requested, (c) upon delivery when sent by prepaid overnight express delivery service, or (d) when sent by email and acknowledged in writing by the recipient (for clarity, an automated delivery or read receipt does not constitute such acknowledgement). Notices to the Company shall be sent to its registered or principal business address. Notices to the Consultant shall be sent to its registered office or such other address as may be notified in writing to the Company from time to time.

16.	Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

17.	Counterparts. This Agreement may be executed originally or electronically, and any number of counterparts, each of which shall be deemed an original, and together shall constitute one and the same instrument. Signatures provided electronically shall be deemed original signatures.

18.	Entire Agreement. This Agreement sets forth the entire understanding of the Parties hereto with respect to its subject matter and supersedes all prior agreements, promises, statements, representations, negotiations, and understandings, written or oral, with respect to matters covered hereby.

19.	Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above.

Raise AI Technologies Inc		1254044 BC LTD

By:	/s/ Sagar Sanghera	By:	/s/ Sagar Sanghera
Name:	Sagar Sanghera	Name:	Sagar Sanghera
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Date:	July 1st, 2024	Date:	July 1st, 2024

Signature Page of Consulting Agreement for Non-Employee CEO

EXHIBIT A

Exhibit A

EXHIBIT B

Exhibit B